 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-265123
PROSPECTUS
Canoo Inc.
48,043,111 Shares of Common Stock

This prospectus relates to the offer and sale of up to 48,043,111 shares of our common stock, $0.0001 par value per share (our “common stock”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA” or the “Selling Stockholder”). YA is a fund managed by Yorkville Advisors Global, LP.
The shares of our common stock being offered by the Selling Stockholder have been and may be issued pursuant to the Standby Equity Purchase Agreement, dated May 10, 2022, that we entered into with YA (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder. However, we may receive up to $250.0 million in aggregate gross proceeds from sales of our common stock to YA that we may make under the Purchase Agreement, from time to time after the date of this prospectus (the “Advance Shares”). Pursuant to the Purchase Agreement, we issued 164,042 shares of our common stock (the “Commitment Shares”) to YA as consideration for its irrevocable commitment to purchase shares of our common stock under the Purchase Agreement. The additional shares that may be offered pursuant to this prospectus would be purchased by YA pursuant to the Purchase Agreement at 97.5% of the lowest daily volume weighted average price of our common stock as reported by Bloomberg L.P. (“VWAP”) during the relevant three consecutive trading day period (the “Pricing Period”) commencing on the date that we direct YA to purchase amounts of our common stock under the Purchase Agreement that we specify in a written notice (an “Advance Notice”), subject to certain limitations.
See the sections titled “The YA Transaction” for a description of the transaction contemplated by the Purchase Agreement and “Selling Stockholder” for additional information regarding YA.
The Selling Stockholder may sell the shares of our common stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution.”
Our common stock and public warrants are traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GOEV” and “GOEVW,” respectively. On May 31, 2022, the last reported sale price on Nasdaq of our common stock was $3.35 per share and the last reported sale price of our public warrants was $0.49 per warrant.
Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 1, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Stockholder may, from time to time, sell the securities described in this prospectus.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Canoo,” “the Company” and “our company” refer to and similar references refer to Canoo Inc. and its consolidated subsidiaries.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.canoo.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

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our Current Report on Form 8-K, filed with the SEC on May 16, 2022; and

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a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

SUMMARY
Canoo Inc.
We are a mobility technology company with a mission to bring electric vehicles (“EVs”) to everyone and provide connected services that improve the vehicle ownership experience. We are developing a technology platform that we believe will enable us to rapidly innovate and bring new products, addressing multiple use cases, to market faster than our competition and at lower cost. Our vehicle architecture and design philosophy are aimed at driving productivity and returning capital to our customers, and we believe the software and technology capabilities we are developing, packaged around a modular, customizable product, have the potential to fundamentally alter the value proposition across a vehicle’s lifecycle. We remain committed to the environment and to delivering sustainable mobility that is accessible to everyone. We proudly intend to manufacture our fully electric vehicles in Arkansas and Oklahoma, bringing advanced manufacturing and technology jobs to communities in America’s heartland. We are committed to building a diverse workforce that will draw heavily upon the local communities of Native Americans and veterans.
Background
On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among HCAC, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, a wholly owned subsidiary of HCAC (“First Merger Sub”), EV Global Holdco LLC (f/k/a HCAC IV Second Merger Sub, LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Legacy Canoo”). Pursuant to the terms of the Merger Agreement, a business combination between HCAC and Legacy Canoo was effected through the merger of (a) First Merger Sub with and into Legacy Canoo, with Legacy Canoo surviving as a wholly-owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Canoo becoming a wholly-owned direct subsidiary of HCAC (all transactions collectively, the “Business Combination”). In connection with the closing of the Business Combination, HCAC changed its name to Canoo Inc. and we became a Nasdaq-listed company.
Corporate Information
Our common stock and public warrants are listed on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144. Our website address is www.canoo.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
On May 10, 2022, we entered into the Purchase Agreement with YA, pursuant to which YA has committed to purchase up to $250.0 million of our common stock (the “Commitment Amount”), at our direction from time to time after the date of this prospectus and over the approximately 36-month period commencing upon the date of the Purchase Agreement, subject to the satisfaction of the conditions in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we issued 164,042 Commitment Shares to YA as consideration for its irrevocable commitment to purchase shares of our common stock under the Purchase Agreement. The 164,042 Commitment Shares are also covered by this prospectus.
YA has no right to require us to sell any shares of common stock to YA, but YA is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Purchase Agreement at each time that we may direct YA to purchase shares of our common stock under the Purchase Agreement (each, an “Advance” and collectively, the “Advances”). Actual sales of shares of common stock to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.
The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our common stock, our ability to meet the conditions set forth in the Purchase Agreement and any impacts of the Exchange Cap or the Ownership Limitation, each as defined and discussed below in the section titled “The YA Transaction.” We expect that any proceeds received by us from such sales to common stock will be used for working capital and general corporate purposes.
In addition to our right to request Advances, the Company may also request one or more pre-advance loans (each, a “Pre-Advance Loan” and collectively, the “Pre-Advance Loans”) from YA, pursuant to the terms and conditions set forth in the Purchase Agreement and the accompanying promissory note attached thereto. We may request an initial Pre-Advance Loan in an aggregate principal amount of up to $50.0 million, subject to certain conditions precedent.
YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our common stock, provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.
The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Unless terminated earlier as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the approximately 36-month period following the date of execution of the Purchase Agreement and (ii) YA’s purchase of the Commitment Amount worth of common stock under the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that there are no (i) outstanding Promissory Notes pursuant to the Purchase Agreement, (ii) Advance Notices under which the common stock has not yet been issued, and (iii) no amounts owed to YA pursuant to the Purchase Agreement.
There are substantial risks to our stockholders as a result of the sale and issuance of common stock to YA under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section entitled “Risk Factors” included elsewhere in this prospectus. Issuances of our common stock under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the Purchase Agreement.

SECURITIES OFFERED
Shares of Common Stock Offered by the Selling Stockholder
164,042 Commitment Shares issued to YA upon execution of the Purchase Agreement. We have not and will not receive any cash proceeds from the issuance of these Commitment Shares.
Up to 47,879,069 Advance Shares we may sell to YA under the Purchase Agreement from time to time.
Shares of Common Stock Outstanding Prior to this Offering
254,326,544 shares of common stock (as of May 31, 2022).
Shares of Common Stock Outstanding After this Offering
302,205,613 shares of common stock, assuming the sale of a total of 48,043,111 shares of common stock to YA (including the 164,042 Commitment Shares issued to YA). The actual number of shares will vary depending upon the number of shares we sell under the Purchase Agreement.
Use of Proceeds
We will not receive any proceeds from the sale of shares of common stock included in this prospectus by the Selling Stockholder. We may receive up to $250.0 million aggregate gross proceeds under the Purchase Agreement from sales of common stock that we elect to make to YA pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of shares we sell under the Purchase Agreement and market prices at the times of such sales. We expect that any proceeds that we receive from sales of our common stock to YA under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”
Market for Common Stock
Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “GOEV.”
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
Additional Risks Related to this Offering and Our Common Stock
Substantial blocks of our common stock may be sold into the market as a result of the shares sold to YA under the Purchase Agreement, which may cause the price of our common stock to decline.
The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.
On May 10, 2022, we entered into the Purchase Agreement with YA. Pursuant to the Purchase Agreement, we will have the right, but not the obligation, to sell to YA up to $250.0 million of our shares of common stock, at our request any time during the 36 months following the execution of the Purchase Agreement.
Any issuance of shares of common stock pursuant to this facility will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder at any one time or in total, or the actual gross proceeds resulting from those sales.
We generally have the right to control the timing and amount of any sales of our shares of common stock to YA under the Purchase Agreement. Sales of our common stock, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to YA all, some or none of the shares of our common stock that may be available for us to sell to YA pursuant to the Purchase Agreement.
Because the purchase price per share to be paid by YA for the shares of common stock that we may elect to sell to YA under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable Pricing Period for each Advance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to YA under the Purchase Agreement, the purchase price per share that YA will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by YA under the Purchase Agreement, if any.
In addition, unless we satisfy the exception set forth in the Purchase Agreement based on the average price of our sales thereunder or we obtain stockholder approval, we will not be able to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Depending on the market prices of our common stock in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the Purchase Agreement. Other limitations in the Purchase Agreement, including the Ownership Limitation, and our ability to meet the conditions necessary to deliver an Advance Notice, could also prevent us from being able to raise funds up to the Commitment Amount.
Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $250.0 million of our common stock to YA, only 48,043,111 shares of our common stock are being registered for resale by YA under the registration statement that includes this prospectus, consisting of (i) the 164,042 Commitment Shares that we issued to YA upon execution of the Purchase Agreement as consideration for its commitment to purchase our common stock under the Purchase Agreement and (ii) up to 47,879,069 shares of common stock that we may elect to sell to YA, in our sole discretion, from time to time from and after the date of, and pursuant to, the Purchase Agreement. Even if we elect to sell to YA all of the shares of common stock being registered for resale under this prospectus, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $250.0 million Commitment Amount under the Purchase Agreement, which could materially adversely affect our liquidity.
If we desire to issue and sell to YA under the Purchase Agreement more than the 48,043,111 shares being registered for resale under this prospectus, and the Exchange Cap provisions and other limitations in the Purchase Agreement would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by YA of any such additional shares of our common stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.
Further, the resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to YA. If and when we do elect to sell shares of our common stock to YA pursuant to the Purchase Agreement, YA may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from YA in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from YA in this offering as a result of future sales made by us to YA at prices lower than the prices such investors paid for their shares in this offering.
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
The extent to which we rely on YA as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, our ability to meet the conditions necessary to deliver Advance Notices under the Purchase Agreement, the impacts of the Exchange Cap and the Ownership Limitation and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the Purchase Agreement, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed both towards bringing our current vehicle programs to market as well as developing additional vehicles, along with related products and service offerings. The fact that we have a limited operating history means we have limited historical data on the demand for our EVs and other products. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.
As of March 31, 2022, our principal source of liquidity is our unrestricted cash balance in the amount of $104.9 million. We entered into the Purchase Agreement whereby we will have the right, but not the obligation, to sell to YA up to $250.0 million of our shares of common stock. However, our right to sell shares under the Purchase Agreement is subject to certain conditions that may not be satisfied. Accordingly, we may not be able to utilize this facility to raise additional capital when, or in the amounts, we may require. In addition, under the Purchase Agreement, we may also request one or more Pre-Advance Loans from YA. Such Pre-Advance Loans are also subject to certain conditions, which may not be satisfied. Any debt we incur from YA or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.
As an early-stage growth company, our ability to access capital is critical. We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the Purchase Agreement, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.
Management will have broad discretion as to the use of the proceeds from the Purchase Agreement, and uses may not improve our financial condition or market value.
Because we have not designated the amount of net proceeds from the Purchase Agreement to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our common stock speculative or risky.
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Our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern.

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Our business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we will be unable to execute our business plans and could be required to terminate or significantly curtail our operations and our prospects, financial condition and results of operations could be materially adversely affected.

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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

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We may be unable to adequately control the costs associated with our operations.

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If we fail to successfully build and tool our manufacturing facilities or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.

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We may not be able to realize the non-dilutive financial incentives offered by the States of Oklahoma and Arkansas where we will develop our own manufacturing facilities.

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Developing our own manufacturing facilities for production of our EVs could increase our capital expenditures and delay or inhibit production of our EVs.

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We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

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Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

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Our limited operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

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We previously identified material weaknesses in our internal control over financial reporting. Although the weaknesses previously identified have been remediated, if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

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We are highly dependent on the service of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

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We face significant barriers to manufacture and bring our EVs to market, and if we cannot successfully overcome those barriers our business will be negatively impacted.

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Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

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We have no experience to date in high volume manufacture of our EVs.

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We will depend initially on revenue generated from a single EV model and in the foreseeable future will be significantly dependent on a limited number of models.

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There is no guarantee that we will be able to develop our software platform, Canoo Digital Ecosystem, or that if we are able to develop it, that we will obtain the revenue and other benefits we expect from it.

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We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers, if any, and may face risks if we are dependent on a small number of customers for a significant portion of our revenues.

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If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

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Our distribution model may expose us to risk and, if unsuccessful, may impact our business prospects and results of operations.

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We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

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Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

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We depend upon third parties to manufacture and to supply key components and services necessary for our vehicles. We do not have long-term agreements with all of our manufacturers and suppliers, and if these manufacturers or suppliers become unwilling or unable to provide these key components and services, we would not be able to find alternative sources in a timely manner and our business would be adversely impacted.

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We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•
Our EVs are based on the use of complex and novel steer-by-wire technology that is unproven on a wide commercial scale and rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

•
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

•
We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

•
The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

•
Economic, regulatory, political and other events, such as the rise in interest rates, heightened inflation, issues with supply chain, shortage of labor and the war in Ukraine, may adversely affect our financial results.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis

of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by YA. All of the common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
We may receive up to $250.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to YA pursuant to the Purchase Agreement. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of shares that we choose to sell, our ability to meet the conditions to Purchases set forth in the Purchase Agreement, market conditions and the price of shares of our common stock, among other factors.
We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our common stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholder and the buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the possible resale from time to time by YA of any or all of the shares of common stock that have been or may be issued by us to YA under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The YA Transaction” below. Except for the transactions contemplated by the Purchase Agreement, YA does not, and has not had, any material relationship with us.
The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of common stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 254,326,544 shares of our common stock outstanding on May 31, 2022. The number of shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent		Number(2)	Percent
YA II PN, LTD.(3)	164,042	*	48,043,111	—	—

*
Represents ownership of less than 1%.

(1)
This number represents the 164,042 Commitment Shares we issued to YA as consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that YA may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of YA’s control, including the registration statement that includes this prospectus becoming and remaining effective.

(2)
Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our common stock to YA pursuant to the Purchase Agreement, we may need to sell to YA under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $250.0 million Commitment Amount under the Purchase Agreement. If we choose to do so and otherwise satisfy the conditions in the Purchase Agreement, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by YA is dependent upon the number of shares we sell to YA under the Purchase Agreement.

(3)
YA is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

THE YA TRANSACTION
On May 10, 2022, we entered into the Purchase Agreement, pursuant to which YA has committed to purchase up to $250.0 million of our common stock, at our direction from time to time after the date of this prospectus, subject to the satisfaction of the conditions in the Purchase Agreement.
Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to YA, and YA is obligated to purchase up to $250.0 million of our common stock. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion, over the approximately 36-month period commencing on the date of the Purchase Agreement, provided, that the registration statement that includes this prospectus covering the resale by YA of shares of common stock that have been and may be issued under the Purchase Agreement is declared effective by the SEC and the other conditions set forth in the Purchase Agreement are satisfied.
YA has no right to require us to sell any shares of common stock to YA, but YA is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that YA could be obligated to pay for the common stock under the Purchase Agreement. Actual sales of shares of common stock to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.
We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we might issue to YA under the Purchase Agreement. As of May 31, 2022, there were 254,326,544 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to $250.0 million of our common stock to YA, only 48,043,111 shares of our common stock are being registered for resale by the Selling Stockholder under this prospectus, which represent the (i) 164,042 Commitment Shares that we issued to YA as consideration of its irrevocable commitment to purchase shares of common stock under the Purchase Agreement and (ii) up to 47,879,069 shares of common stock that may be issued to YA, if and when we elect to sell shares under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to YA under the Purchase Agreement, to the extent the Exchange Cap provisions and other limitations in the Purchase Agreement allow, we may need to file with the SEC one or more additional registrations statements to register for resale additional shares of our common stock in order to receive aggregate gross proceeds equal to the $250.0 million Commitment Amount under the Purchase Agreement. If all of the 48,043,111 shares offered by YA under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 15.9% of the total number of shares of our common stock outstanding.
Under applicable rules of the Nasdaq Global Select Market and the Purchase Agreement, in no event may we issue or sell to YA shares of our common stock in excess of 48,043,111 shares (the “Exchange Cap”), which is 19.9% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) as to any Advance, the Purchase Price of our common stock in respect of such Advance equals or exceeds $3.81 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on www.nasdaq.com) immediately preceding the signing of the Purchase Agreement; or (ii) the average Nasdaq Official Closing Price of our common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement). In any event, we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.
The Purchase Agreement also prohibits us from directing YA to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by YA and its affiliates as a result of purchases under the Purchase Agreement, would result in YA and its affiliates having beneficial ownership of more than the 4.99% of our then outstanding common stock (the “Ownership Limitation”).
The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to YA. We expect that any proceeds received by us from such sales to YA will be used for working capital and general corporate purposes.

As consideration for YA’s irrevocable commitment to purchase shares of our common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 164,042 Commitment Shares to YA.
Purchase of Shares Under the Purchase Agreement
We have the right, but not the obligation, from time to time at our sole discretion over the approximately 36-month period from the date of the Purchase Agreement, to direct YA to purchase amounts of our common stock under the Purchase Agreement that we specify in an Advance Notice delivered to YA on any trading day. The maximum amount that may specify in an Advance Notice is $50.0 million, subject to certain limitations. Subject to the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time, provided that we have delivered all shares relating to all prior Purchases.
The purchase price of the shares of common stock that we may direct YA to purchase pursuant to an Advance will be equal to 97.5% of the lowest daily VWAP during the relevant Pricing Period as set forth in the Purchase Agreement.
The payment for, against simultaneous delivery of, shares in respect of each Advance under the Purchase Agreement will be settled as soon as practicable on or after each Advance Date, as set forth in the Purchase Agreement.
Conditions to Delivery of Advance Notices
Our ability to deliver Advance Notices to YA under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of YA’s control, including, among other things, the following:
•
the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•
the effectiveness of the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to YA under the Purchase Agreement);

•
our receipt of all permits and qualifications required by any applicable state for the offer and sale of the common stock issuable pursuant to such Advance Notice;

•
no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;

•
us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

•
the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

•
trading in our common stock shall not have been suspended by the SEC or the Nasdaq, we shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the Nasdaq shall be terminated;

•
there shall be a sufficient number of authorized but unissued and otherwise unreserved common stock for the issuance of all the common stock issuable pursuant to such Advance Notice;

•
the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and

•
the Pricing Period for all prior Advance Notices shall have been completed.

Short-Selling or Hedging by YA
YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our common stock, provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.
Pre-Advance Loans
In addition to our right to request Advances, the Company may also request one or more Pre-Advance Loans from YA, pursuant to the terms and conditions set forth in the Purchase Agreement and the accompanying promissory note attached thereto. The Pre-Advance Loans will accrue interest at an annual rate of 5% and, for so long as an event of default under the promissory note remains uncured, the rate will increase to an annual rate of 15%. We may request an initial Pre-Advance Loan in an aggregate principal amount of up to $50.0 million, subject to certain conditions precedent, including (i) the effectiveness of the registration statement relating to the Advance Shares issuable in connection with the Advance, (ii) that the market price of our common stock is greater than $3.75 per share as measured by the daily VWAP of the three consecutive trading days immediately prior to the date of determination, and (iii) that we complete an equity capital raise after May 10, 2022 in which we receive net proceeds of at least $125.0 million. Pre-Advance Loans may be repaid with the proceeds of an Advance or repaid in cash.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate upon the earliest of:
i.
the expiration of the approximately 36-month period following the date of execution of the Purchase Agreement; and

ii.
YA’s purchase of the Commitment Amount worth of common stock under the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that there are no:
i.
outstanding Promissory Notes pursuant to the Purchase Agreement;

ii.
Advance Notices under which the common stock has not yet been issued; and

iii.
no amounts owed to YA pursuant to the Purchase Agreement.

We and YA may also terminate the Purchase Agreement at any time by mutual written consent.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares of common stock that have been or may be issued or sold by us to YA under the Purchase Agreement that are being registered under the Securities Act for resale by YA under this prospectus are expected to be freely tradable. The shares of common stock being registered for resale in this offering (excluding the 164,042 Commitment Shares) may be issued and sold by us to YA from time to time at our discretion over a period of up to 36 months commencing on the date of execution of the Purchase Agreement. The resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to YA all, some or none of the shares of our common stock that may be available for us to sell to YA pursuant to the Purchase Agreement.
Depending on market prices of shares of our common stock and subject to the Exchange Cap and other limitations in the Purchase Agreement, we may seek to issue and sell to YA under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive the aggregate gross proceeds equal to the $250.0 million Commitment Amount under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct YA to purchase under the Purchase Agreement.

PLAN OF DISTRIBUTION
On May 10, 2022, we entered into the Purchase Agreement with YA. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, YA is committed to purchase up to $250.0 million in shares of our common stock over an approximately 36-month commitment period. From time to time, and at our sole discretion, we may present YA with Advance Notices to purchase shares of our common stock. The shares would be purchased pursuant to the Purchase Agreement at 97.5% of the lowest daily VWAP during the relevant Pricing Period as set forth in the Purchase Agreement.
The shares of common stock offered by this prospectus are being offered by the Selling Stockholder, YA. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Purchase Agreement to provide customary indemnification to YA.
It is possible that our shares may be sold from time to time by YA in one or more of the following manners:
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
to a broker-dealer as principal and resale by the broker-dealer for its account;

•
in a privately negotiated transaction; or

•
a combination of any such methods of sale.

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our common stock, provided that upon receipt of an Advance Notice, YA may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.
We have advised YA that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the common shares by YA and any unaffiliated broker-dealer.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $255,722 (excluding the Commitment Shares). As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we issued the 164,042 Commitment Shares to the Selling Stockholder. We also paid a $10,000 structuring fee to an affiliate of the Selling Stockholder in connection with entry into the Purchase Agreement.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS
The financial statements of Canoo Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Canoo Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

CANOO INC.
48,043,111 SHARES OF COMMON STOCK

PROSPECTUS

June 1, 2022